Exhibit 10.1

FARMLAND PARTNERS INC.

SEPARATION AGREEMENT

SEPARATION AGREEMENT (this “Agreement”) dated as of the date last signed below, between Farmland Partners Inc., a Maryland corporation (the “Farmland”), and Farmland Partners Operating Partnership, LP, a Delaware limited partnership (the “Operating Partnership” and, together with Farmland, the “Company”), each with its principal place of business at 4600 S. Syracuse Street, Suite 1450, Denver, CO 80237, and Robert L. Cowan residing at the address on file with the Company (the “Employee”).

W I T N E S S E T H

WHEREAS, Employee and the Company desire to enter into this Agreement to set forth the terms of Employee’s separation from the Company;

WHEREAS, Employee and the Company are parties to an employment agreement dated as of February 2, 2017 (the “Prior Agreement”) pursuant to which Employee’s employment term of one year expired on February 2, 2018;

WHEREAS, the Employee desires to transition from his role as President and full-time employee to pursue other interests outside the U.S.;

WHEREAS, the Company and the Employee desire that upon the Effective Date, Employee will serve as an advisor to the Company pursuant to the terms set forth herein;  and

WHEREAS, the Company and the Employee desire that, effective as of the Effective Date, except as expressly set forth herein, this Agreement supersedes and replaces in its entirety the Prior Agreement and, as of such date, the Prior Agreement shall be of no further force or effect;

NOW, THEREFORE, in consideration of the foregoing, of the mutual promises contained herein and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.             EFFECTIVE DATE OF RESIGNATION.   You hereby resign as President of the Company, effective as of May 31, 2018 (the “Effective Date”) allowing the Company to benefit from a transition during which you will continue to work full-time and receive your current salary.

2.             ACCRUED BENEFITS.  Except as provided herein, following the Effective Date, the Company will have no further obligations to you other than the following:

(i)            any unpaid base salary through the Effective Date;

(ii)           any accrued but unused vacation time in accordance with Company policy; and

(iii)          reimbursement for any unreimbursed business expenses incurred through the termination date (collectively, Sections 2(i) through 2(iii) hereof shall be hereafter referred to as the “Accrued Benefits”).

3.             Your final paycheck will be delivered on May 31, 2018.  This check will include any Accrued Benefits.

4.             ADVISORY ROLE.  Upon the Effective Date, notwithstanding the termination of your services to the Company, you agree to serve as an advisor to the Company for one (1) year from the Effective Date.  Your role as an advisor shall entail telephonic consultation from time to time and may occasionally require a face-to-face meeting.  However, the Company shall provide ten (10) days prior notice before any such face-to-face meeting.  In consideration for these services your restricted shares of the Company’s common stock granted pursuant to the Restricted Stock Agreement dated February 2, 2017 (the “Award Agreement”) shall continue to vest pursuant to the vesting schedule set forth in the Award Agreement and the Company’s Second Amended and Restated 2014 Equity Incentive Plan.

5.             RELEASE.  Any and benefits or additional rights provided pursuant to this Agreement beyond the Accrued Benefits shall only be provided and/or payable if the Employee delivers to the Company and does not revoke a general release of claims in favor of the Company attached as Exhibit A hereto. Such release shall be executed and delivered (and no longer subject to revocation) within thirty (30) days following the execution of this Agreement.

6.             RESTRICTIVE COVENANTS.

(a)           CONFIDENTIALITY.  Employee shall comply with the confidentiality obligations set forth in Section 10(a) of the Prior Agreement which shall survive termination of such agreement.

(b)           NONCOMPETITION.  The Employee agrees to the covenants set forth in Exhibit B hereto.

(c)           NONSOLICITATION; NONINTERFERENCE.

(i)             For a period of two (2) years after the Effective Date, the Employee agrees that the Employee shall not, except in the furtherance of the Employee’s duties hereunder, directly or indirectly, individually or on behalf of any other person, firm, corporation or other entity, (A), solicit, aid or induce any customer of the Company or any of its affiliates to purchase goods or services then sold by the Company or any of its affiliates from another person, firm, corporation or other entity or assist or aid any other persons or entity in identifying or soliciting any such customer., (B) solicit, aid or induce any employee, representative or agent of the Company or any of its  affiliates to leave such employment or retention or to accept employment with or render services to or with any other person, firm, corporation or other entity unaffiliated with the Company or hire or retain any such employee, representative or agent, or (B) interfere, or aid or induce any other person or entity in interfering, with the relationship between the Company or any of its

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affiliates and any of their respective vendors, joint venturers, licensors or tenants.  An employee, representative or agent shall be deemed covered by this Section 6(c)(i) while so employed or retained and for a period of six (6) months thereafter.

(ii)                Notwithstanding the foregoing, the provisions of this Section 6(c) shall not be violated by (A) general advertising or solicitation not specifically targeted at Company-related persons or entities, (B) the Employee serving as a reference, upon request, for any employee of the Company or any of its affiliates so long as such reference is not for an entity that is employing or retaining the Employee, or (C) actions taken by any person or entity with which the Employee is associated if the Employee is not personally involved in any manner in the matter and has not identified such Company-related person or entity for soliciting or hiring.

(d)           NONDISPARAGMENT.  The Employee agrees not to make negative comments or otherwise disparage the Company or its officers, directors, employees, shareholders, agents or products.  The Company hereby agrees that its directors and executive officers will not, directly or indirectly, make or solicit or encourage others to make or solicit any negative comments or otherwise disparaging remarks concerning the Employee. The foregoing shall not be violated by truthful statements in response to legal process, required governmental testimony or filings, or administrative or arbitral proceedings (including, without limitation, depositions in connection with such proceedings).

(e)           RETURN OF COMPANY PROPERTY.  On the Effective Date, the Employee shall return all property belonging to the Company or its affiliates (including, but not limited to, any Company-provided laptops, computers, cell phones, wireless electronic mail devices or other equipment, or documents and property belonging to the Company).  The Employee may retain the Employee’s rolodex and similar address books provided that such items only include contact information.

(f)            REASONABLENESS OF COVENANTS.  In signing this Agreement, the Employee gives the Company assurance that the Employee has carefully read and considered all of the terms and conditions of this Agreement, including the restraints imposed under this Section 6 hereof.  The Employee agrees that these restraints are necessary for the reasonable and proper protection of the Company and its affiliates and their Confidential Information and that each and every one of the restraints is reasonable in respect to subject matter, length of time and geographic area, and that these restraints, individually or in the aggregate, will not prevent the Employee from obtaining other suitable employment during the period in which the Employee is bound by the restraints.  The Employee acknowledges that each of these covenants has a unique, very substantial and immeasurable value to the Company and its affiliates and that the Employee has sufficient assets and skills to provide a livelihood while such covenants remain in force.  The Employee further covenants that the Employee will not challenge the reasonableness or enforceability of any of the covenants set forth in this Section 6.  It is also agreed that each of the Company’s affiliates will have the right to enforce all of the Employee’s

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obligations to that affiliate under this Agreement, including without limitation pursuant to this Section 6.

(g)           REFORMATION.  If it is determined by a court of competent jurisdiction in any state that any restriction in this Section 6 is excessive in duration or scope or is unreasonable or unenforceable under applicable law, it is the intention of the parties that such restriction may be modified or amended by the court to render it enforceable to the maximum extent permitted by the laws of that state.

(h)           TOLLING.  In the event of any violation of the provisions of this Section 6, the Employee acknowledges and agrees that the post-termination restrictions contained in this Section 6 shall be extended by a period of time equal to the period of such violation, it being the intention of the parties hereto that the running of the applicable post-termination restriction period shall be tolled during any period of such violation.

(i)            COOPERATION.   Upon the receipt of reasonable notice from the Company (including outside counsel), the Employee agrees that while employed by the Company and after the Effective Date, the Employee will respond and provide information with regard to matters in which the Employee has knowledge as a result of the Employee’s employment with the Company, and will provide reasonable assistance to the Company, its affiliates and their respective representatives in defense of any claims that may be made against the Company or its affiliates, and will assist the Company and its affiliates in the prosecution of any claims that may be made by the Company or its affiliates, to the extent that such claims may relate to the period of the Employee’s employment with the Company.

7.             EQUITABLE RELIEF AND OTHER REMEDIES.  The Employee acknowledges and agrees that the Company’s remedies at law for a breach or threatened breach of any of the provisions of Section 6 hereof would be inadequate and, in recognition of this fact, the Employee agrees that, in the event of such a breach or threatened breach, in addition to any remedies at law, the Company, without posting any bond or other security, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy which may then be available, without the necessity of showing actual monetary damages.  In the event of a violation by the Employee of Section 6 hereof, any consideration provided to the Employee pursuant to this Agreement or otherwise shall immediately cease and Employee shall forfeit any unvested restricted stock described in Section 4.

8.             NO ASSIGNMENTS.  This Agreement is personal to each of the parties hereto.  Except as provided in this Section 8 hereof, no party may assign or delegate any rights or obligations hereunder without first obtaining the written consent of the other party hereto.  The Company may assign this Agreement to any successor to all or substantially all of the business and/or assets of the Company, provided that the Company shall require such successor to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.  As used in this Agreement, “Company” shall mean the Company and any successor to its business and/or assets,

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which assumes and agrees to perform the duties and obligations of the Company under this Agreement by operation of law or otherwise.

9.             NOTICE.  For purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given (a) on the date of delivery, if delivered by hand, (b) on the date of transmission, if delivered by confirmed facsimile or electronic mail, (c) on the first business day following the date of deposit, if delivered by guaranteed overnight delivery service, or (d) on the fourth business day following the date delivered or mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to the Employee:

At the address (or to the facsimile number) shown
in the books and records of the Company.

If to the Company:
4600 S. Syracuse Street, Suite 1450
Denver, CO 80237

Attention: General Counsel

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

10.          SECTION HEADINGS; INCONSISTENCY.  The section headings used in this Agreement are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.  In the event of any inconsistency between the terms of this Agreement and any form, award, plan or policy of the Company, the terms of this Agreement shall govern and control.

11.          SEVERABILITY.  The provisions of this Agreement shall be deemed severable.  The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of any provision of this Agreement in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by applicable law.

12.          COUNTERPARTS.  This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

13.          GOVERNING LAW.  This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of the State of Colorado (without regard to its choice of law provisions).  The parties acknowledge and agree that in connection with any dispute hereunder, each party shall

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pay all of its own costs and expenses, including, without limitation, its own legal fees and expenses.

14.          MISCELLANEOUS.  No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Employee and such officer or director as may be designated by the Board.  No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.  This Agreement together with all exhibits hereto sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes any and all prior agreements or understandings between the Employee and the Company with respect to the subject matter hereof including, without limitation, the Prior Agreement, which shall be of no further force or effect as of the Effective Date except as expressly provided herein.  No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement.

15.          REPRESENTATIONS.  The Employee represents and warrants to the Company that (a) the Employee has the legal right to enter into this Agreement and to perform all of the obligations on the Employee’s part to be performed hereunder in accordance with its terms, and (b) the Employee is not a party to any agreement or understanding, written or oral, and is not subject to any restriction, which, in either case, could prevent the Employee from entering into this Agreement or performing all of the Employee’s duties and obligations hereunder. In addition, the Employee acknowledges that the Employee is aware of Section 304 (Forfeiture of Certain Bonuses and Profits) of the Sarbanes-Oxley Act of 2002 and the right of the Company to be reimbursed for certain payments to the Employee in compliance therewith.

16.          TAX MATTERS.

(a)           WITHHOLDING.  The Company may withhold from any and all amounts payable under this Agreement or otherwise such federal, state and local taxes as may be required to be withheld pursuant to any applicable law or regulation. In no event whatsoever shall the Company (or its officers, directors, employees, agents, advisors or representatives) be liable for any additional tax, interest or penalty that may be imposed on the Employee by Code Section 409A or damages for failing to comply with Code Section 409A.

[SIGNATURES ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date last signed below.

FARMLAND PARTNERS INC.

By:	/s/ Paul A. Pittman
Name:	Paul A. Pittman
Title:	Executive Chairman and Chief Executive Officer

Date: April 10, 2018

FARMLAND PARTNERS OPERATING PARTNERSHIP, LP

By:	Farmland Partners OP GP, LLC, its general partner

By:	Farmland Partners Inc., its sole member

By:	/s/ Paul A. Pittman
Name:	Paul A. Pittman
Title:	Executive Chairman and Chief Executive Officer

Date: April 10, 2018

EMPLOYEE

/s/ Robert L. Cowan
Robert L. Cowan

Date: April 10, 2018

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EXHIBIT A

GENERAL RELEASE

I, Robert L. Cowan, in consideration of and subject to the performance by Farmland Partners Inc., a Maryland corporation (“Farmland”), and Farmland Partners Operating Partnership, LP, a Delaware limited partnership (the “Operating Partnership” and, together with the Farmland and its subsidiaries, the “Company”), of its obligations under the Employment Agreement dated as of February 2, 2017 (the “Agreement”), do hereby release and forever discharge as of the date hereof the Company and its respective affiliates and all present, former and future managers, directors, officers, employees, attorneys, advisors, successors and assigns of the Company and its affiliates and direct or indirect owners (collectively, the “Released Parties”) to the extent provided below (this “General Release”).  The Released Parties are intended to be third-party beneficiaries of this General Release, and this General Release may be enforced by each of them in accordance with the terms hereof in respect of the rights granted to such Released Parties hereunder.  Terms used herein but not otherwise defined shall have the meanings given to them in the Agreement.

1.             I understand that any payments or benefits paid or granted to me under Section 4 of the Agreement represent, in part, consideration for signing this General Release and are not salary, wages or benefits to which I was already entitled.  I understand and agree that I will not receive certain of the payments and benefits specified in Section 4 of the Agreement unless I execute this General Release and do not revoke this General Release within the time period permitted hereafter.  Such payments and benefits will not be considered compensation for purposes of any employee benefit plan, program, policy or arrangement maintained or hereafter established by the Company or its affiliates.

2.             Except as provided in paragraphs 4 and 5 below and except for the provisions of the Agreement which expressly survive the termination of my employment with the Company, I knowingly and voluntarily (for myself, my heirs, executors, administrators and assigns) release and forever discharge the Company and the other Released Parties from any and all claims, suits, controversies, actions, causes of action, cross-claims, counter-claims, demands, debts, compensatory damages, liquidated damages, punitive or exemplary damages, other damages, claims for costs and attorneys’ fees, or liabilities of any nature whatsoever in law and in equity, both past and present (through the date that this General Release becomes effective and enforceable) and whether known or unknown, suspected, or claimed against the Company or any of the Released Parties which I, my spouse, or any of my heirs, executors, administrators or assigns, may have, which arise out of or are connected with my employment with, or my separation or termination from, the Company (including, but not limited to, any allegation, claim or violation, arising under: the Prior Agreement, Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; the Age Discrimination in Employment Act of 1967, as amended (including the Older Workers Benefit Protection Act); the Equal Pay Act of 1963, as amended; the Americans with Disabilities Act of 1990; the Family and Medical Leave Act of 1993; the Worker Adjustment Retraining and Notification Act; the Employee Retirement Income Security Act of 1974; any applicable Executive Order Programs; the Fair Labor Standards Act; or their state or local counterparts; or under any other federal, state or local civil or human rights

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law, or under any other local, state, or federal law, regulation or ordinance; or under any public policy, contract or tort, or under common law; or arising under any policies, practices or procedures of the Company; or any claim for wrongful discharge, breach of contract, infliction of emotional distress, defamation; or any claim for costs, fees, or other expenses, including attorneys’ fees incurred in these matters) (all of the foregoing collectively referred to herein as the “Claims”).

3.             I represent that I have made no assignment or transfer of any right, claim, demand, cause of action or other matters covered by paragraph 2 above.

4.             I agree that this General Release does not waive or release any rights or claims that I may have under the Age Discrimination in Employment Act of 1967 which arise after the date I execute this General Release. I acknowledge and agree that my separation from employment with the Company in compliance with the terms of the Agreement shall not serve as the basis for any claim or action (including, without limitation, any claim under the Age Discrimination in Employment Act of 1967).

5.             I agree that I hereby waive all rights to sue or obtain equitable, remedial or punitive relief from any or all Released Parties of any kind whatsoever in respect of any Claims, including, without limitation, reinstatement, back pay, front pay, and any form of injunctive relief.  Notwithstanding the above, I further acknowledge that I am not waiving and am not being required to waive any right that cannot be waived under law, including the right to file an administrative charge or participate in an administrative investigation or proceeding; provided, however, that I disclaim and waive any right to share or participate in any monetary award resulting from the prosecution of such charge or investigation or proceeding.  Additionally, I am not waiving (i) any right to the Accrued Benefits or any severance benefits to which I am entitled under the Agreement, (ii) any claim relating to directors’ and officers’ liability insurance coverage or any right of indemnification under the Company’s organizational documents or otherwise, or (iii) my rights as an equity or security holder in the Company or its affiliates.

6.             In signing this General Release, I acknowledge and intend that it shall be effective as a bar to each and every one of the Claims hereinabove mentioned or implied. I expressly consent that this General Release shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown and unsuspected Claims (notwithstanding any state or local statute that expressly limits the effectiveness of a general release of unknown, unsuspected and unanticipated Claims), if any, as well as those relating to any other Claims hereinabove mentioned or implied.  I acknowledge and agree that this waiver is an essential and material term of this General Release and that without such waiver the Company would not have agreed to the terms of the Agreement.  I further agree that in the event I should bring a Claim seeking damages against the Company, or in the event I should seek to recover against the Company in any Claim brought by a governmental agency on my behalf, this General Release shall serve as a complete defense to such Claims to the maximum extent permitted by law.  I further agree that I am not aware of any pending claim of the type described in paragraph 2 above as of the execution of this General Release.

7.             I agree that neither this General Release, nor the furnishing of the consideration for this General Release, shall be deemed or construed at any time to be an admission by the Company, any Released Party or myself of any improper or unlawful conduct.

8.             I agree that if I violate this General Release by suing the Company or the other Released Parties, I will pay all costs and expenses of defending against the suit incurred by the Released Parties, including reasonable attorneys’ fees.

9.             I agree that this General Release and the Agreement are confidential and agree not to disclose any information regarding the terms of this General Release or the Agreement, except to my immediate family and any tax, legal or other counsel I have consulted regarding the meaning or effect hereof or as required by law, and I will instruct each of the foregoing not to disclose the same to anyone.

10.          Any non-disclosure provision in this General Release does not prohibit or restrict me (or my attorney) from responding to any inquiry about this General Release or its underlying facts and circumstances by the Securities and Exchange Commission (SEC), the Financial Industry Regulatory Authority (FINRA), any other self-regulatory organization or any governmental entity.

11.          I hereby acknowledge that Sections 4-16 of the Agreement shall survive my execution of this General Release.

12.          I represent that I am not aware of any claim by me other than the claims that are released by this General Release.  I acknowledge that I may hereafter discover claims or facts in addition to or different than those which I now know or believe to exist with respect to the subject matter of the release set forth in paragraph 2 above and which, if known or suspected at the time of entering into this General Release, may have materially affected this General Release and my decision to enter into it.

13.          Notwithstanding anything in this General Release to the contrary, this General Release shall not relinquish, diminish, or in any way affect any rights or claims arising out of any breach by the Company or by any Released Party of the Agreement after the date hereof.

14.          Whenever possible, each provision of this General Release shall be interpreted in, such manner as to be effective and valid under applicable law, but if any provision of this General Release is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this General Release shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

BY SIGNING THIS GENERAL RELEASE, I REPRESENT AND AGREE THAT:

1.                                      I HAVE READ IT CAREFULLY;

2.                                      I UNDERSTAND ALL OF ITS TERMS AND KNOW THAT I AM GIVING UP IMPORTANT RIGHTS, INCLUDING BUT NOT LIMITED TO, RIGHTS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, AS AMENDED, TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, AS AMENDED; THE EQUAL PAY ACT OF 1963, THE AMERICANS WITH DISABILITIES ACT OF 1990; AND THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED;

3.                                      I VOLUNTARILY CONSENT TO EVERYTHING IN IT;

4.                                      I HAVE BEEN ADVISED TO CONSULT WITH AN ATTORNEY BEFORE EXECUTING IT AND I HAVE DONE SO OR, AFTER CAREFUL READING AND CONSIDERATION, I HAVE CHOSEN NOT TO DO SO OF MY OWN VOLITION;

5.                                      I HAVE HAD AT LEAST 21 DAYS FROM THE DATE OF MY RECEIPT OF THIS RELEASE TO CONSIDER IT, AND THE CHANGES MADE SINCE MY RECEIPT OF THIS RELEASE ARE NOT MATERIAL OR WERE MADE AT MY REQUEST AND WILL NOT RESTART THE REQUIRED 21-DAY PERIOD;

6.                                      I UNDERSTAND THAT I HAVE SEVEN (7) DAYS AFTER THE EXECUTION OF THIS RELEASE TO REVOKE IT AND THAT THIS RELEASE SHALL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THE REVOCATION PERIOD HAS EXPIRED;

7.                                      I HAVE SIGNED THIS GENERAL RELEASE KNOWINGLY AND VOLUNTARILY AND WITH THE ADVICE OF ANY COUNSEL RETAINED TO ADVISE ME WITH RESPECT TO IT; AND

8.                                      I AGREE THAT THE PROVISIONS OF THIS GENERAL RELEASE MAY NOT BE AMENDED, WAIVED, CHANGED OR MODIFIED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE COMPANY AND BY ME.

SIGNED:	DATED:

EXHIBIT B

1.              Non-Compete.  Employee acknowledges and agrees that (a) the Employee has had access to Confidential Information which, if disclosed, would unfairly and inappropriately assist in competition against the Company or any of its affiliates, and (b) the Company and its affiliates have substantial relationships with their tenants, potential sellers and real estate brokers and the Employee has had access to these parties. Accordingly, Employee acknowledges and agrees that for one (1) year from the Effective Date, the Employee agrees that the Employee will not, directly or indirectly, own, manage, operate, control, be employed by (whether as an employee, consultant, independent contractor or otherwise, and whether or not for compensation) or render services to any person, firm, corporation or other entity, in whatever form, engaged in the business of owning and leasing agricultural real estate or in any other material business in which the Company or any of its affiliates is engaged on the Effective Date or in which they have planned, on or prior to such date, to be engaged in on or after such date, in any locale of any country in which the Company conducts business or after such date, in any locale of any country in which the Company conducts business, with the exception of de minimis contacts in any such locale of any such country outside the United States.

2.              Exceptions.  Notwithstanding the foregoing, nothing herein shall prohibit the Employee from:

a.              being employed by (whether as an employee, consultant, independent contractor or otherwise, and whether or not for compensation) or rendering services to Murray Wise Associates, LLC and/or PSP Investments (“MWA/PSP”) provided any work performed by Employee is solely related to agricultural real estate investments outside the United States.  In the event MWA/PSP engages in agricultural real estate investment activity within the United States, Employee agrees Employee shall be prohibited from: (i) engaging in any discussions with or the transfer of documents to or from anyone employed by or representing MWA/PSP or any current or potential partner, vendor, seller, buyer or broker; and (ii) accessing any files of MWA/PSP related to United States agricultural real estate.  Employee shall ensure that MWA/PSP educates all members of the company, contractors, agents and any other person or  entity involved in transactions in the United States at MWA/PSP as to the separation of the Employee from such matter.

b.              being a passive owner of not more than one percent (1%) of a company engaged in a business in the U.S. that is in competition with the Company or any of its affiliates, so long as the Employee has no active participation in the business of such corporation

c.               being a passive owner of not more than twenty percent (20%) of a company engaged in a business outside of the U.S. that is in competition with the Company or any of its affiliates, so long as the Employee has no active participation in the business of such corporation, or

d.              owning, managing, operating, controlling, or being employed by any firm, corporation or other entity in the same capacity in which the Employee was engaged immediately prior to the Termination of the Employee’s employment hereunder, as long as (a) the Board has been apprised of the identity of, and the Employee’s role with, such firm, corporation or other entity and (b) the Board has previously approved the Employee’s role with such firm, corporation or other entity, in the case of both (a) and (b), prior to the Employee’s termination of employment.  In addition, the provisions of this Exhibit B shall not be violated by the Employee commencing employment with a subsidiary, division or unit of any entity that engages in a business in competition with the Company or any of its affiliates so long as the Employee and such subsidiary, division or unit does not engage in a business in competition with the Company or any of its affiliates.

3.              Right of First Offer.  For a period of one (1) year from the Effective Date, in the event Employee is contacted by a seller or broker with respect to any agricultural real estate for sale in the U.S., or otherwise obtains knowledge thereof, Employee shall make the Company aware via email of the opportunity in writing and Company shall have ten (10) days to respond to Employee in writing.  If Company declines or fails to respond within ten (10) days, Employee shall be entitled to present such offer to third parties, including MWA/PSP.